As filed with the Securities and Exchange Commission on December 24, 1996

                                                               FILE NO. 811-7910

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 7
                                              ---

                              EQUITY MANAGERS TRUST
                              ---------------------
             (Exact Name of the Registrant as Specified in Charter)

                                605 Third Avenue
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including area code: (212) 476-8800


                           Lawrence Zicklin, President
                              Equity Managers Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                   1800 Massachusetts Avenue, N.W., 2nd Floor
                            Washington, DC 20036-1800

                   (Names and Addresses of agents for service)



================================================================================

                                EXPLANATORY NOTE


         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended ("1933 Act"), because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 10 to the Registration Statement of Neuberger & Berman Equity Trust ("Equity Trust") (1940 Act File No. 811-7784, EDGAR Accession No. 0000898432-96-000524), as filed with the Securities and Exchange Commission ("Commission") on December 5, 1996 ("Spoke Registration Statement"). Part A of the Spoke Registration Statement includes the joint prospectus of Neuberger & Berman Focus Trust, Neuberger & Berman Genesis Trust, Neuberger & Berman Guardian Trust, Neuberger & Berman Manhattan Trust, and Neuberger & Berman Partners Trust and the separate prospectus of Neuberger & Berman NYCDC Socially Responsive Trust (collectively, "Spoke's Part A").

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.
-------  ----------------------------------

         Equity Managers Trust ("Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated as of December 1, 1992.

         Beneficial interests in the Trust are divided into six separate subtrusts or "series" (each a "Portfolio"), each having a distinct investment objective and distinct investment policies and limitations. Five of the Portfolios -- Neuberger & Berman MANHATTAN Portfolio, Neuberger & Berman GENESIS Portfolio, Neuberger & Berman FOCUS Portfolio, Neuberger & Berman GUARDIAN Portfolio, and Neuberger & Berman PARTNERS Portfolio -- commenced operations on August 2, 1993. The sixth Portfolio, Neuberger & Berman SOCIALLY RESPONSIVE Portfolio, commenced investment operations on March 14, 1994. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Neuberger & Berman Management Incorporated ("N&B Management") serves as the investment manager and Neuberger & Berman, LLC serves as the sub-adviser of each Portfolio.

         Information on each Portfolio's investment objective, the kinds of securities in which each Portfolio principally invests, other investment practices of the Portfolios, and risk factors associated with investments in the Portfolios is incorporated herein by reference from the section entitled "Investment Program(s)" in the Spoke's Part A. An explanation of certain types of investments made by each Portfolio is incorporated herein by reference from the section entitled "Description of Investments" in the Spoke's Part A. Additional investment techniques, features, and limitations concerning the Portfolios' investment programs are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF THE FUND.
-------  -----------------------

         A description of how the business of the Trust is managed is incorporated herein by reference from the section entitled "Management and Administration" in the Spoke's Part A. The following list identifies the specific sections of the Spoke's Part A under which the information required by
Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.


Item 5(a)               Management and Administration -- Trustees and
                        Officers

Item 5(b) Management and Administration -- Investment Manager, Administrator, Distributor, and Sub-Adviser; Management and Administration -- Expenses; Other Information -- Directory

Item 5(c) Management and Administration -- Investment Manager, Administrator, Distributor, and Sub-Adviser

Item 5(d) Management and Administration -- Investment Manager, Administrator, Distributor, and Sub-Adviser; Management and Administration -- Expenses

Item 5(e)               Other Information -- Directory

Item 5(f)               Management and Administration -- Expenses

Item 5(g) Management and Administration -- Investment Manager, Administrator, Distributor, and Sub-Adviser

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.
-------  -----------------------------------

         The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. The Trust currently has six series; the Trust reserves the right to create and issue additional series.

         Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

         As of the date of this Registration Statement, Neuberger & Berman Equity Funds ("Equity Funds") owns a majority interest in the Trust and each Portfolio (except Neuberger & Berman SOCIALLY RESPONSIVE Portfolio). Neuberger & Berman NYCDC Socially Responsive Trust, a series of Equity Trust, owns a majority interest in Neuberger & Berman SOCIALLY RESPONSIVE Portfolio. However, Equity Funds and Equity Trust each has undertaken that, with respect to most matters on which the Trust seeks a vote of its interestholders, Equity Funds or Equity Trust, as the case may be, will seek a vote of its shareholders and will vote its interest in the Trust in accordance with their instructions.

         Inquiries by a holder of an interest in a Portfolio should be directed to such Portfolio at the following address: 605 Third Avenue, New York, NY 10158-0180.

         Each investor in a Portfolio will be liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Investments in a Portfolio may not be transferred, but an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each Portfolio's NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day").

This determination is made as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time ("Valuation Time").

         At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

         A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

         Under the current method of the Portfolios' operations, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. N&B Management intends to continue to manage each Portfolio's assets and income in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 7.  PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

         Information on the time and method of valuation of the Portfolios' assets is incorporated herein by reference from the section entitled "Share Prices and Net Asset Value" in the Spoke's Part A.

         There is no minimum initial or subsequent investment in any Portfolio. However, because each Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in each Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

         The Trust's placement agent is N&B Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in any Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

         The Portfolios reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by N&B Management to be in the best interests of investors in a Portfolio as a group, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

         Investments in a Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                     PART B

                  Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

                  Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement includes the joint statement of additional information ("SAI") of Neuberger & Berman Focus Trust, Neuberger & Berman Genesis Trust, Neuberger & Berman Guardian Trust, Neuberger & Berman Manhattan Trust, and Neuberger & Berman Partners Trust and the separate SAI of Neuberger & Berman NYCDC Socially Responsive Trust (collectively, "Spoke's Part B").

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.................................................PAGE

         General Information and History.....................................B-1
         Investment Objectives and Policies..................................B-1
         Management of the Trust.............................................B-2
         Control Persons and Principal Holders
               of Securities.................................................B-4
         Investment Management and Other Services............................B-5
         Brokerage Allocation and Other Practices............................B-6
         Capital Stock and Other Securities..................................B-6
         Purchase, Redemption and Pricing of
               Securities....................................................B-7
         Tax Status..........................................................B-7
         Underwriters........................................................B-8
         Calculation of Performance Data.....................................B-8
         Financial Statements................................................B-8

ITEM 12.  GENERAL INFORMATION AND HISTORY.

                  Equity Managers Trust ("Trust") added the words "Neuberger & Berman" to the name of each of its series on October 20, 1993. Prior to January 1, 1995, the name of Neuberger & Berman FOCUS Portfolio was "Neuberger & Berman Selected Sectors Portfolio."

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

                  Part  A  contains  basic   information  about  the  investment
objectives,    policies    and     limitations    of    Neuberger    &    Berman

MANHATTAN Portfolio, Neuberger & Berman GENESIS Portfolio, Neuberger & Berman FOCUS Portfolio, Neuberger & Berman GUARDIAN Portfolio, Neuberger & Berman PARTNERS Portfolio and Neuberger & Berman SOCIALLY RESPONSIVE Portfolio (each a "Portfolio"), series of the Trust. This section supplements the discussion in Part A of the investment objective, policies, and limitations of each Portfolio.

                  Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of each Portfolio, the types of securities bought and investment techniques used by each Portfolio, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated herein by reference from the section entitled "Investment Information" in the Spoke's Part B. "Certain Risk Considerations" in the Spoke's Part B is also incorporated herein by reference.

ITEM 14.  MANAGEMENT OF THE TRUST.

                  Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger & Berman Funds(R), is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke's Part B.

                  The following table sets forth information concerning the compensation of the Trustees and officers of the Trust. None of the Neuberger & Berman Funds has any retirement plan for its trustees or officers.

                              TABLE OF COMPENSATION
                          FOR FISCAL YEAR ENDED 8/31/96


                                               Aggregate                       Total Compensation from the
Name and Position with                         Compensation                    Neuberger & Berman Fund
THE TRUST                                      FROM THE TRUST                  COMPLEX PAID TO TRUSTEES


Faith Colish                                   $15,222                                  $38,500
Trustee                                                                        (5 other investment
                                                                                        companies)


Donald M. Cox                                  $15,722                                  $31,000
Trustee                                                                        (3 other investment
                                                                                        companies)


Stanley Egener                                 $ 0                                      $ 0
Chairman of the Board,                                                         (9 other investment
Chief Executive                                                                         companies)
Officer, and Trustee


Alan R. Gruber                                 $13,972                                  $28,000
Trustee                                                                        (3 other investment
                                                                                        companies)


Howard A. Mileaf                               $14,972                                  $37,000
Trustee                                                                        (4 other investment
                                                                                        companies)


Edward I. O'Brien                              $15,472                                  $31,500
Trustee                                                                        (3 other investment
                                                                                        companies)


John T. Patterson, Jr.                         $16,722                                  $40,500
Trustee                                                                        (4 other investment
                                                                                        companies)


John P. Rosenthal                              $14,722                                  $36,500
Trustee                                                                        (4 other investment
                                                                                        companies)


Cornelius T. Ryan                              $14,972                                  $30,500
Trustee                                                                        (3 other investment
                                                                                        companies)


Gustave H. Shubert                             $14,972                                  $30,500
Trustee                                                                        (3 other investment
                                                                                        companies)


Lawrence Zicklin                               $ 0                                      $ 0
President and Trustee                                                          (5 other investment
                                                                                        companies)


ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------  ----------------------------------------------------

                  As of December 17, 1996, each Portfolio could be deemed to be under the control of a corresponding series of Equity Funds or Equity Trust (each such series and each series of Neuberger & Berman Equity Assets ("Equity Assets"), another feeder fund that invests in the Trust, hereafter referred to as a "Fund"). As of that date, the controlling series of Equity Funds owned the indicated value of the outstanding interests in their corresponding Portfolios:
Neuberger & Berman Manhattan Fund owned 92.71% of the value of the outstanding interests in Neuberger & Berman MANHATTAN Portfolio; Neuberger & Berman Genesis Fund owned 74.52% of the value of the outstanding interests in Neuberger & Berman GENESIS Portfolio; Neuberger & Berman Focus Fund owned 93.64% of the value of the outstanding interests in Neuberger & Berman FOCUS Portfolio; Neuberger & Berman Guardian Fund owned 77.51% of the value of the outstanding interests in Neuberger & Berman GUARDIAN Portfolio; and Neuberger & Berman Partners Fund owned 92.38% of the value of the outstanding interests in Neuberger & Berman PARTNERS Portfolio. Neuberger & Berman NYCDC Socially Responsive Trust, a series of Equity Trust, owned 77.62% of the value of the outstanding interests in Neuberger & Berman SOCIALLY RESPONSIVE Portfolio. So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, such Fund may require that Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of a Portfolio's interestholders, the power of a Fund to control such action may depend on the vote of the Fund's shareholders.

                  As of December 17, 1996, the following series of Equity Trust owned 5% or more of the value of the outstanding interests in their corresponding Portfolios: Neuberger & Berman Manhattan Trust owned 7.27% of the outstanding interests in Neuberger & Berman MANHATTAN Portfolio; Neuberger & Berman Genesis Trust owned 25.48% of the outstanding interests in Neuberger & Berman GENESIS Portfolio; Neuberger & Berman Focus Trust owned 6.35% of the outstanding interests in Neuberger & Berman FOCUS Portfolio; Neuberger & Berman Guardian Trust owned 22.48% of the outstanding interests in Neuberger & Berman GUARDIAN Portfolio; and Neuberger & Berman Partners Trust owned 7.61% of the outstanding interests in Neuberger & Berman PARTNERS Portfolio. The remaining outstanding interests in Neuberger & Berman SOCIALLY RESPONSIVE Portfolio are owned by the corresponding series of Equity Funds.

                  Equity Funds, Equity Trust and Equity Assets have informed the Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the affected Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice.

                  The address of each of the above-described control persons or principal holders of securities is 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

ITEM 16.  INVESTMENT MANAGEMENT AND OTHER SERVICES.

                  Information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services," "Trustees and Officers," "Custodian and Transfer Agent," "Independent Auditors/Accountants" and "Legal Counsel" in the Spoke's Part B. The following list identifies the specific sections in the Spoke's Part B under which the information required by Item 16 of Form N-1A may be found; each listed section is incorporated herein by reference.


Item 16(a)               Investment Management and Administration
                         Services -- Investment Manager and
                         Administrator; -- Sub-Adviser and -- Management and Control of N&B Management; Trustees and Officers

Item 16(b)               Investment Management and Administration
                         Services -- Investment Manager and Administrator

Item 16(c)               Not applicable

Item 16(d)               Not applicable

Item 16(e)               Not applicable

Item 16(f)               Not applicable

Item 16(g)               Not applicable

Item 16(h)               Custodian and Transfer Agent; Independent
                         Auditors/Accountants

Item 16(i)               Not applicable

         The total management fees accrued and paid by each Portfolio to N&B Management under the Management Agreement for the fiscal years ended August 31, 1994, 1995 and 1996 were:


                                            1994                   1995                           1996
                                            ----                   ----                           ----

Neuberger & Berman                       $2,772,956              $2,831,648                      $3,402,000
MANHATTAN Portfolio

Neuberger & Berman                       $1,068,567              $1,134,694                      $1,506,000
GENESIS Portfolio

Neuberger & Berman                       $9,790,220              $14,274,000                     $25,172,000
GUARDIAN Portfolio

Neuberger & Berman                       $6,232,134              $6,830,493                      $8,868,000
PARTNERS Portfolio

Neuberger & Berman                       $3,173,551              $3,758,266                      $5,565,000
FOCUS Portfolio

Neuberger & Berman                       $167,035*               $431,196                        $704,000
SOCIALLY RESPONSIVE
Portfolio


* For the fiscal period from March 14, 1994 (commencement of operations) to August 31, 1994.

                 During the period from May 1, 1995 to August 31, 1995 and the fiscal year ended August 31, 1996, N&B Management waived $44,985 and $ 177,201, respectively of management fees that otherwise would have been borne by Neuberger & Berman GENESIS Portfolio.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

                  A description of each Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions" in the Spoke's Part B.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

                  Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment therein. Investors in all the Portfolios will vote together in certain circumstances (e.g., election of the Trustees and ratification of the selection of auditors, as provided by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio).

                  The Trust, with respect to a Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by the lesser of (1) 67% of the total units of beneficial interest of the Portfolio represented at a meeting at which more than 50% of the outstanding units of beneficial interest of the Portfolio are represented or (2) a majority of the outstanding units of beneficial interest of the Portfolio. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Portfolio's investors.

                  The Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for the Portfolio's obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents to cover possible tort and other liabilities. Thus, the risk of an investor incurring financial loss beyond the amount of its investment on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

                  The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act. The Declaration of Trust, however, does not protect a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties.

                  Upon   liquidation  or  dissolution  of  any  Portfolio,   the
investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

                  Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7, and 8 in Part A.

ITEM 20.  TAX STATUS.

                  Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Additional Tax Information -- Taxation of the Portfolio(s)" in the Spoke's Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (I.E., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 21. UNDERWRITERS.

                  N&B Management, 605 Third Avenue, New York, NY 10158- 0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services. Beneficial interests in the Portfolios are issued continuously.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

                  Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

                  Audited financial statements for the Portfolios for the fiscal year ended August 31, 1996, the reports of Ernst & Young LLP, independent auditors, with respect to such audited financial statements of Neuberger & Berman FOCUS Portfolio, Neuberger & Berman GENESIS Portfolio, Neuberger & Berman GUARDIAN Portfolio, and Neuberger & Berman PARTNERS Portfolio and the reports of Coopers & Lybrand L.L.P., independent accountants, with respect to such audited financial statements of Neuberger & Berman MANHATTAN Portfolio and Neuberger & Berman SOCIALLY RESPONSIVE Portfolio are incorporated herein by reference from the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1996, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-96-000459.

                                                                      Appendix A

                              RATINGS OF SECURITIES


                  A description of corporate bond and commercial paper ratings is incorporated herein by reference from "Appendix A -- Ratings of Securities" in the Spoke's Part B.

                              EQUITY MANAGERS TRUST

                                     PART C

                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS
--------  ---------------------------------

(a)      Financial Statements

         Audited financial statements of the six series of Equity Managers Trust, Neuberger & Berman Manhattan Portfolio, Neuberger & Berman Genesis Portfolio, Neuberger & Berman Focus Portfolio, Neuberger & Berman Guardian Portfolio, Neuberger & Berman Partners Portfolio, and Neuberger & Berman Socially Responsive Portfolio, are incorporated into Part B by reference to the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the period ended August 31, 1996, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-96-000459.



(b)      Exhibits:

                  Exhibit
                  NUMBER                        DESCRIPTION
                  ------                        -----------

                  (1)               (a)     Declaration of Trust of Equity Managers Trust.
                                            Incorporated by Reference to Amendment No. 5 to
                                            Registrant's Registration Statement, File No.
                                            811-7910, EDGAR Accession No.
                                            0000898432-95-000460.

                                    (b)     Schedule B - Current Series of Equity Managers
                                            Trust.  Incorporated by Reference to Amendment
                                            No. 5 to Registrant's Registration Statement,
                                            File No. 811-7910, EDGAR Accession No.
                                            0000898432-95-000460.

                  (2)               By-laws of Equity Managers Trust.  Incorporated by
                                    Reference to Amendment No. 5 to Registrant's
                                    Registration Statement, File No. 811-7910, EDGAR
                                    Accession No. 0000898432-95-000460.

                  (3)               Voting Trust Agreement.  None.

                  (4)               (a)     Declaration of Trust of Equity Managers Trust,
                                            Articles V-IX.  Incorporated by Reference to
                                            Amendment No. 5 to Registrant's Registration
                                            Statement, File No. 811-7910, EDGAR Accession
                                            No. 0000898432-95-000460.

                                    (b)     By-laws of Equity Managers Trust, Articles V, VI
                                            and VIII.  Incorporated by Reference to
                                            Amendment No. 5 to Registrant's Registration
                                            Statement, File No. 811-7910, EDGAR Accession
                                            No. 0000898432-95-000460.

                  (5)               (a)     (i)      Management Agreement Between Equity
                                                     Managers Trust and Neuberger & Berman
                                                     Management Incorporated.  Incorporated by
                                                     Reference to Post-Effective Amendment No.
                                                     70 to Registration Statement of Neuberger

                                       C-1


                  Exhibit
                  NUMBER                        DESCRIPTION
                  ------                        -----------


                                                     & Berman Equity Funds, File Nos. 2-11357
                                                     and 811-582, EDGAR Accession No.
                                                     0000898432-95-000314.

                                            (ii)     Schedule A - Series of Equity Managers
                                                     Trust Currently Subject to the Management
                                                     Agreement.  Incorporated by Reference to
                                                     Post-Effective Amendment No. 70 to
                                                     Registration Statement of Neuberger &
                                                     Berman Equity Funds, File Nos. 2-11357 and
                                                     811-582, EDGAR Accession No. 0000898432-
                                                     95-000314.

                                            (iii)    Schedule B - Schedule of Compensation
                                                     Under the Management Agreement.
                                                     Incorporated by Reference to Post-
                                                     Effective Amendment No. 70 to Registration
                                                     Statement of Neuberger & Berman Equity
                                                     Funds, File Nos. 2-11357 and 811-582,
                                                     EDGAR Accession No. 0000898432-95-000314.

                                    (b)     (i)      Sub-Advisory Agreement Between Neuberger &
                                                     Berman Management Incorporated and
                                                     Neuberger & Berman With Respect to Equity
                                                     Managers Trust.  Incorporated by Reference
                                                     to Post-Effective Amendment No. 70 to
                                                     Registration Statement of Neuberger &
                                                     Berman Equity Funds, File Nos. 2-11357 and
                                                     811-582, EDGAR Accession No. 0000898432-
                                                     95-000314.

                                            (ii)     Schedule A - Series of Equity Managers
                                                     Trust Currently Subject to the Sub-
                                                     Advisory Agreement.  Incorporated by
                                                     Reference to Post-Effective Amendment No.
                                                     70 to Registration Statement of Neuberger
                                                     & Berman Equity Funds, File Nos. 2-11357
                                                     and 811-582, EDGAR Accession No.
                                                     0000898432-95-000314.

                                            (iii)    Substitution Agreement among Neuberger &
                                                     Berman Management Incorporated, Equity
                                                     Managers Trust, Neuberger & Berman, L.P.
                                                     and Neuberger & Berman, LLC.  Filed
                                                     Herewith.

                  (6)               Distribution Agreement.  None.

                  (7)               Bonus, Profit Sharing or Pension Plans.  None.

                  (8)               (a)     Custodian Contract Between Equity Managers Trust
                                            and State Street Bank and Trust Company.
                                            Incorporated by Reference to Amendment No. 5 to
                                            Registrant's Registration Statement, File No.
                                            811-7910, EDGAR Accession No.
                                            0000898432-95-000460.

                                    (b)     Schedule A - Approved Foreign Banking
                                            Institutions and Securities Depositories Under
                                            the Custodian Contract.  Incorporated by
                                            Reference to Amendment No. 5 to Registrant's

                                       C-2




                                            Registration Statement, File No. 811-7910, EDGAR
                                            Accession No. 0000898432-95-000460.

                                    (c)     Agreement Between Equity Managers Trust and
                                            State Street Bank and Trust Company Adding
                                            Neuberger & Berman Socially Responsive Portfolio
                                            as a Portfolio Governed by the Custodian
                                            Contract.  Filed Herewith.

                                    (d)     Schedule of Compensation under the Custodian
                                            Contract.  Filed Herewith.

                  (9)               (a)     Transfer Agency and Service Agreement Between
                                            Equity Managers Trust and State Street Bank and
                                            Trust Company.  Filed Herewith.

                                    (b)     Agreement Between Equity Managers Trust and
                                            State Street Bank and Trust Company Adding
                                            Neuberger & Berman Socially Responsive Portfolio
                                            as a Portfolio Governed by the Transfer Agency
                                            and Service Agreement.  Filed Herewith.

                  (10)              Opinion and Consent of Kirkpatrick & Lockhart on
                                    Securities Matters.  None.

                  (11)              Opinions, Appraisals, Rulings and Consents:  Consent
                                    of Independent Auditors.  None.

                  (12)              Financial Statements Omitted from Prospectus.  None.

                  (13)              Letter of Investment Intent.  None.

                  (14)              Prototype Retirement Plan.  None.

                  (15)              Plan Pursuant to Rule 12b-1.  None.

                  (16)              Schedule of Computation of Performance Quotations.
                                    None.

                  (17)              Financial Data Schedules.  Filed herewith.

                  (18)              Plan Pursuant to Rule 18f-3.  None.



ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
--------  --------------------------------------------------------------

         No person is controlled by or under common control with the Registrant.


ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.
--------  --------------------------------

         The following information is given as of December 17, 1996.


                                                                     Number of
         TITLE OF CLASS                                           RECORD HOLDERS
         --------------                                           --------------

         Neuberger & Berman Socially Responsive Portfolio               4
         Neuberger & Berman Manhattan Portfolio                         5
         Neuberger & Berman Genesis Portfolio                           4
         Neuberger & Berman Focus Portfolio                             5
         Neuberger & Berman Guardian Portfolio                          5
         Neuberger & Berman Partners Portfolio                          5

ITEM 27.  INDEMNIFICATION.
--------  ----------------

         A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

         Pursuant to Article V Section 5.1 of the  Registrant's  Declaration  of
Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution INTER SE in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

         Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Registrant at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or any series thereof or its holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the agreement, or (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

         Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger & Berman, L.P. ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

 Item 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER AND SUB-ADVISER.
 -------  ----------------------------------------------------------------------

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from Item 28 in Part C of the Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Trust (1940 Act File No. 811-7784, EDGAR Accession No. 0000898432-96-000524), as filed with the Securities and Exchange Commission on December 5, 1996.

ITEM 29.  PRINCIPAL UNDERWRITERS.
--------  -----------------------

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
--------  ---------------------------------

         All accounts,  books and other  documents  required to be maintained by
Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and By-laws, minutes of meetings of the Registrant's Trustees and investors and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

ITEM 31.  MANAGEMENT SERVICES.

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 32.  UNDERTAKINGS.
--------  -------------

         None.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 7 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of NEW YORK and the STATE OF NEW YORK on the 20th day of December, 1996.

                                                         EQUITY MANAGERS TRUST


                                                        By  /S/ LAWRENCE ZICKLIN
                                                            --------------------
                                                            Lawrence Zicklin
                                                            President

                              EQUITY MANAGERS TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS



      Exhibit                                                                                        Sequentially
      Number                                       Description                                       Numbered Page
      ------                                       -----------                                       -------------


   (1)                (a)      Declaration of Trust of Equity Managers                                   N.A.
                               Trust.  Incorporated by Reference to
                               Amendment No. 5 to Registrant's
                               Registration Statement, File No. 811-
                               7910, EDGAR Accession No.
                               0000898432-95-000460.

                      (b)      Schedule B - Current Series of Equity                                     N.A.
                               Managers Trust.  Incorporated by
                               Reference to Amendment No. 5 to
                               Registrant's Registration Statement,
                               File No. 811-7910, EDGAR Accession No.
                               0000898432-95-000460.

   (2)                By-laws of Equity Managers Trust.                                                  N.A.
                      Incorporated by Reference to Amendment No. 5
                      to Registrant's Registration Statement, File
                      No. 811-7910, EDGAR Accession No.
                      0000898432-95-000460.

   (3)                Voting Trust Agreement.  None.                                                     N.A.

   (4)                (a)      Declaration of Trust of Equity Managers                                   N.A.
                               Trust, Articles V-IX.  Incorporated by
                               Reference to Amendment No. 5 to
                               Registrant's Registration Statement,
                               File No. 811-7910, EDGAR Accession No.
                               0000898432-95-000460.

                      (b)      By-laws of Equity Managers Trust,                                         N.A.
                               Articles V, VI and VIII.  Incorporated
                               by Reference to Amendment No. 5 to
                               Registrant's Registration Statement,
                               File No. 811-7910, EDGAR Accession No.
                               0000898432-95-000460.

   (5)                (a)      (i)      Management Agreement between                                     N.A.
                                        Equity Managers Trust and
                                        Neuberger & Berman Management
                                        Incorporated.  Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 70 to Registration
                                        Statement of Neuberger & Berman
                                        Equity Funds, File Nos. 2-11357
                                        and 811-582, EDGAR Accession No.
                                        0000898432-95-000314.







      Exhibit                                                                                        Sequentially
      Number                                       Description                                       Numbered Page
      ------                                       -----------                                       -------------

                               (ii)     Schedule A - Series of Equity                                    N.A.
                                        Managers Trust Currently Subject
                                        to the Management Agreement.
                                        Incorporated by Reference to
                                        Post-Effective Amendment No. 70
                                        to Registration Statement of
                                        Neuberger & Berman Equity Funds,
                                        File Nos. 2-11357 and 811-582,
                                        EDGAR Accession No. 0000898432-
                                        95-000314.

                               (iii)    Schedule B - Schedule of                                         N.A.
                                        Compensation Under the Management
                                        Agreement.  Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 70 to Registration
                                        Statement of Neuberger & Berman
                                        Equity Funds, File Nos. 2-11357
                                        and 811-582, EDGAR Accession No.
                                        0000898432-95-000314.


                      (b)      (i)      Sub-Advisory Agreement Between                                   N.A.
                                        Neuberger & Berman Management
                                        Incorporated and Neuberger &
                                        Berman with Respect to Equity
                                        Managers Trust.  Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 70 to Registration
                                        Statement of Neuberger & Berman
                                        Equity Funds, File Nos. 2-11357
                                        and 811-582, EDGAR Accession No.
                                        0000898432-95-000314.


                               (ii)     Schedule A - Series of Equity                                    N.A.
                                        Managers Trust Currently Subject
                                        to the Sub-Advisory Agreement.
                                        Incorporated by Reference to
                                        Post-Effective Amendment No. 70
                                        to Registration Statement of
                                        Neuberger & Berman Equity Funds,
                                        File Nos. 2-11357 and 811-582,
                                        EDGAR Accession No. 0000898432-
                                        95-000314.


                               (iii)    Substitution Agreement among                                     ____
                                        Neuberger & Berman Management
                                        Incorporated, Equity Managers
                                        Trust, Neuberger & Berman, L.P.
                                        and Neuberger & Berman, LLC.
                                        Filed Herewith.



   (6)                Distribution Agreement.  None.                                                     N.A.


   (7)                Bonus, Profit Sharing or Pension Plans.                                            N.A.
                      None.







      Exhibit                                                                                        Sequentially
      Number                                       Description                                       Numbered Page
      ------                                       -----------                                       -------------



   (8)                (a)      Custodian Contract Between Equity                                         N.A.
                               Managers Trust and State Street Bank
                               and Trust Company.  Incorporated by
                               Reference to Amendment No. 5 to
                               Registrant's Registration Statement,
                               File No. 811-7910, EDGAR Accession No.
                               0000898432-95-000460.

                      (b)      Schedule A - Approved Foreign Banking                                     N.A.
                               Institutions and Securities
                               Depositories Under the Custodian
                               Contract.  Incorporated by Reference to
                               Amendment No. 5 to Registrant's
                               Registration Statement, File No. 811-
                               7910, EDGAR Accession No.
                               0000898432-95-000460.

                      (c)      Agreement Between Equity Managers Trust                                   ____
                               and State Street Bank and Trust Company
                               Adding Neuberger & Berman Socially
                               Responsive Portfolio as a Portfolio
                               Governed by the Custodian Contract.
                               Filed Herewith.

                      (d)      Schedule of Compensation under the                                        ____
                               Custodian Contract.  Filed Herewith.

   (9)                (a)      Transfer Agency and Service Agreement                                     ____
                               Between Equity Managers Trust and State
                               Street Bank and Trust Company.  Filed
                               Herewith.

                      (b)      Agreement Between Equity Managers Trust                                   ____
                               and State Street Bank and Trust Company
                               Adding Neuberger & Berman Socially
                               Responsive Portfolio as a Portfolio
                               Governed by the Transfer Agency and
                               Service Agreement.  Filed Herewith.

   (10)               Opinion and Consent of Kirkpatrick & Lockhart                                      N.A.
                      on Securities Matters.  None.

   (11)               Opinions, Appraisals, Rulings and Consents:                                        N.A.
                      Consent of Independent Auditors.  None.

   (12)               Financial Statements Omitted from Prospectus.                                      N.A.
                      None.

   (13)               Letter of Investment Intent.  None.                                                N.A.

   (14)               Prototype Retirement Plan.  None.                                                  N.A.

   (15)               Plan pursuant to Rule 12b-1.  None.                                                N.A.

   (16)               Schedule of Computation of Performance                                             N.A.
                      Quotations.  None.







      Exhibit                                                                                        Sequentially
      Number                                       Description                                       Numbered Page
      ------                                       -----------                                       -------------


   (17)               Financial Data Schedules.  Filed Herewith.                                         ___


   (18)               Plan Pursuant to Rule 18f-3.  None.                                                N.A.

